AGREEMENT

This Agreement (this "Agreement") is entered into on July 12, 2006 by and between American Goldfields Inc., a Nevada corporation (the "Corporation"), and Donald Neal (the "Shareholder").

      WHEREAS, Shareholder is the owner of 3,000,000 shares (the "Shares") of the Corporation's common stock and is also an officer and a director of the Corporation; and

      WHEREAS, pursuant to and subject to the terms and conditions of this Agreement, the parties hereto desire that Shareholder grant to the Corporation an option to redeem any or all of the Shares for a redemption price of $0.01 per share.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, the parties agree as follows:

      1.    Redemption Option.

            1.1 Grant of Option to Redeem. Shareholder hereby grants to the Corporation the irrevocable right (the "Redemption Option") to purchase all or any portion of the Shares. The purchase price for any Shares purchased by the Corporation pursuant to this Redemption Option shall be $0.01 per Share. The right of the Corporation hereunder shall attach to the Shares, until and unless terminated by the written agreement of the Corporation. Accordingly, if the Corporation exercises its right to redeem a portion of such Shares, at any time thereafter the Corporation can send subsequent notices to Shareholder exercising its right to redeem additional portions of the Shares purchased upon exercise of this Redemption Option. There is no minimum amount of Shares which need to be redeemed by the Corporation pursuant to its Redemption Option hereunder.

            1.2 Exercise of Option to Redeem. In order to exercise such Redemption Option, the Corporation shall send Shareholder written notice of its intention to exercise its right hereunder, indicating how many of the Shares it is purchasing. No later than ten (10) business days after the delivery of said notice, the Corporation shall pay the applicable purchase price thereof, and Shareholder shall deliver to the Corporation the stock certificate evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, signature medallion guaranteed, in proper form for transfer to the Corporation. Shareholder also agrees to execute and deliver any other documents and instruments requested by the Corporation, including without limitation, making representations and warranties with respect to the title and ownership of the Shares.

            1.3      Restricted Securities; Legend.    Shareholder agrees that
he shall not, directly or indirectly, sell, exchange, pledge, hypothecate, transfer, gift, grant an irrevocable proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in, any of the Shares or any interest therein. The


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Shareholder agrees and acknowledges that said restriction is in addition to all applicable securities laws and regulations. The certificates evidencing the Shares shall contain a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares):

              THE SECURITIES REPRESENTED HEREBY ARE
              SUBJECT  TO AN OPTION PURSUANT TO THE
              AGREEMENT DATED  JULY 12, 2006 BY AND
              BETWEEN  AMERICAN GOLDFIELDS INC. AND
              THE HOLDER HEREOF.

            1.4 Shareholders' Agreement. The Corporation and the Shareholder are parties to a Shareholders' Agreement dated as of February 10, 2004 relating to, among other things, the voting of the Shares and a transfer restriction thereon. The Corporation and the Shareholder agree that the execution and delivery of this Agreement shall not result in a breach or violation of any of the terms or provisions of said Shareholders' Agreement and said Shareholders' Agreement shall remain in full force and effect as provided therein, other than Section 2.1 thereof which shall hereby be amended to reflect the Redemption Option.

            The execution by the Shareholder to this Agreement shall be deemed to result in his agreement to amend the Shareholders' Agreement by adding the following at the end of Section 2.1 thereof:

            "Notwithstanding the foregoing Transfer restrictions, the grant of the Redemption Option by the Shareholder to the Corporation pursuant to the terms and provisions of the Agreement dated as of June 15, 2006 between the parties thereto shall be permitted."

      2.    General Provisions.

            2.1 Further Assurances. Shareholder and the Corporation shall execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as Shareholder or the Corporation, as the case may be, may reasonably require of the other party to evidence or effectuate the transactions contemplated hereunder.

            2.2 Amendment. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

            2.3 Governing Law. This Agreement (including the documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada, without regard to principles of conflicts of laws.

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            2.4      Counterparts.  This Agreement may be executed by fax and
in one or more counterparts, all of which together shall constitute a single agreement. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

            2.5 Entire Agreement. This Agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

           2.6 Invalidity; Severability. If any clause or provision of this Agreement shall be adjudged invalid, the same shall not affect the validity of any other clause or provision of this Agreement, or of any other document pertaining to the subject matter thereof, or constitute by reason thereof, any claim or cause of action in favor of Shareholder as against the Corporation. In addition, the provisions of this Agreement shall be read and construed and shall have effect as separate, severable and independent provisions or restrictions, and shall be enforceable accordingly.

            2.7 Injunctive Relief. In addition to monetary damages and any other rights and remedies available at law or equity which the Corporation may have, the Corporation shall have the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement. Each Shareholder acknowledges that the Corporation and its affiliates will suffer immediate, irreparable harm upon a breach or threatened breach of any provision of this Agreement and the Corporation and its affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of a Shareholder without the necessity of posting a bond. Each Shareholder further agrees that money damages alone would be inadequate to compensate the Corporation and would be an inadequate remedy for such breach. Such rights and remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which the Corporation may have under this Agreement or at law.

            2.8 References; Construction. The headings in this Agreement are for convenience of reference only and not for any other purpose. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel and/or had opportunity to be represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Words and phrases used herein in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns


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used in any particular gender shall be deemed to include any other gender, unless the context requires otherwise.



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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the date first written above.







                                          SHAREHOLDER:

                                          /S/ Donald Neal
                                          ________________________
                                          Name: Donald Neal





                                          THE CORPORATION:

                                          AMERICAN GOLDFIELDS INC.


                                                /s/ Donald Neal
                                          By:   ___________________
                                          Name: Donald Neal
                                          Title: President



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